Exhibit 10.2

THIRD AMENDMENT TO

NEUROONE MEDICAL TECHNOLOGIES CORPORTAION

2021 INDUCEMENT PLAN

The NeuroOne Medical Technologies Corporation 2021 Inducement Plan (the “Plan”) is hereby amended in the following respects, effective November 9, 2023, in accordance with Section 2(b)(vi) of the Plan.

The first sentence of Section 3(a) of the Plan is deleted in its entirety and replaced with the following sentence:

“Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 274,224 shares (the “Share Reserve”).”